Exhibit 99.1

TURNING POINT AND ZAI LAB BROADEN COLLABORATION

Zai Lab Secures Exclusive Right to Develop and Commercialize TPX-0022, Turning

Point’s MET/SRC/CSF1R Inhibitor, in Greater China

Turning Point to Receive $25 Million Upfront, with Up to Approximately $336

Million in Potential Milestone Payments and Royalties

SAN DIEGO, SHANGHAI and SAN FRANCISCO, Jan. 11, 2021 – Turning Point Therapeutics, Inc. (NASDAQ: TPTX), a precision oncology company developing next-generation therapies that target genetic drivers of cancer, and Zai Lab (NASDAQ: ZLAB; HKEX: 9688), an innovative commercial-stage biopharmaceutical company, today announced an expansion of their collaboration.

Under the terms of the new agreement, Zai Lab will obtain exclusive rights to develop and commercialize TPX-0022, Turning Point’s MET, SRC and CSF1R inhibitor, in Greater China, which includes mainland China, Hong Kong, Macau and Taiwan. Turning Point will receive a $25 million upfront payment, with up to approximately $336 million in potential development, regulatory and sales-based milestone payments. Turning Point will also be eligible to receive mid-teen- to low-twenty-percent royalties based on annual net sales of TPX-0022 in Greater China. In addition, Turning Point will have the right of first negotiation to develop and commercialize an oncology drug candidate discovered by Zai Lab.

This agreement builds on Zai Lab and Turning Point’s existing relationship under the exclusive licensing agreement announced by the companies in July 2020, under which Zai Lab gained the exclusive right to develop and commercialize Turning Point’s lead drug candidate, repotrectinib, in Greater China.

“The higher incidence of MET-driven cancers – particularly in gastric and lung cancer – in Asian countries led us to initiate the development of TPX-0022 in Greater China following our encouraging initial data from the Phase 1 SHIELD-1 study,” said Athena Countouriotis, M.D., president and chief executive officer of Turning Point. “We have great confidence in Zai Lab as our partner to advance this important drug candidate in a key region of the world. Zai Lab also has a promising discovery pipeline and we are pleased to receive the right of first negotiation for a drug candidate from Zai’s discovery pipeline.”

Dr. Samantha Du, Founder, Chairperson and Chief Executive Officer of Zai Lab, said, “Turning Point has assembled a formidable pipeline of next-generation oncology target therapies, and we are very pleased to broaden our global collaboration and strategic partnership. We believe TPX-0022 is a promising drug candidate that is also highly synergistic with our portfolio in gastric and lung cancer.”

Jin Li, M.D., Professor, Chairman of Chinese Society of Clinical Oncology Foundation and Director of Department of Oncology, Tongji University Shanghai East Hospital said, “The initial safety and efficacy data for TPX-0022 are promising, and its novel mechanism to target MET, SRC and CSF1R encourages us to investigate its therapeutic potential further. We are particularly interested in the early but promising findings in patients with MET-driven gastric cancer and look forward to advancing the study of TPX-0022 in this area of high unmet need in China.”

Initial data from the SHIELD-1 study reported in a late-breaker oral presentation at the EORTC-NCI-AACR symposium highlighted preliminary clinical activity, including objective responses across multiple tumor types and a generally tolerable safety profile.

About TPX-0022

TPX-0022 is an orally bioavailable multi-targeted kinase inhibitor with a novel three-dimensional macrocyclic structure that inhibits the MET, CSF1R (colony stimulating factor 1 receptor) and SRC kinases. TPX-0022 has completed IND-enabling studies and cleared its IND. During the second half of 2019, Turning Point initiated the SHIELD-1 Phase 1 clinical trial of TPX-0022 for the treatment of advanced or metastatic solid tumors with abnormal MET/HGF or CSF1R/SCF1R signaling.

MET is a receptor tyrosine kinase that binds with high affinity to hepatocyte growth factor (HGF). MET alterations, including point mutations, amplifications, fusions, exon 14 skipping, and the generation of HGF-MET autocrine loops have been reported in many cancers. MET amplification has been detected in up to 20 percent of non-small cell lung cancer patients with EGFR mutations who acquired resistance to Iressa (gefitinib), Tarceva (erlotinib) or Tagrisso (osimertinib) treatment. SRC is a kinase involved in the MET signaling pathway. Inhibition of SRC has the potential to reduce or abolish the upregulation of HGF. Targeting CSF1R leads to the modulation of tumor-associated macrophages (TAMs), a type of immune cell that suppresses the T-cell mediated anti-tumor immune response, which is a promising therapeutic strategy for TPX-0022 as a single agent or in combination with standard of care chemotherapy and immunotherapy in various solid tumors.

About Turning Point Therapeutics Inc.

Turning Point Therapeutics is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead drug candidate, repotrectinib, is a next-generation kinase inhibitor targeting the ROS1 and TRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is being studied in a registrational Phase 2 study called TRIDENT-1 in adults and a Phase 1/2 study in pediatric patients, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. The company’s pipeline of drug candidates also includes TPX-0022, targeting MET, CSF1R and SRC, which is in a Phase 1 study called SHIELD-1 in patients with advanced or metastatic solid tumors harboring genetic alterations in MET; RET-inhibitor TPX-0046, which is in a Phase 1/2 study of patients with advanced or metastatic solid tumors harboring genetic alterations in RET; and ALK-inhibitor TPX-0131, which is in IND-enabling studies. Turning Point’s next-generation kinase inhibitors are designed to bind to their targets with greater precision and affinity than existing therapies, with a novel, compact structure that has demonstrated an ability to potentially overcome treatment resistance common with other kinase inhibitors. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment.

For more information, visit www.tptherapeutics.com.

About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is an innovative commercial-stage biopharmaceutical company focused on bringing transformative medicines for cancer and infectious and autoimmune diseases to patients in China and around the world. We aim to address significant unmet medical needs in large, fast-growing segments of the pharmaceutical market. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies in order to generate a broad pipeline of innovative marketed products and drug candidates. We have also built an in-house team with strong drug discovery and translational research capabilities and are establishing a pipeline of proprietary drug candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to impact human health worldwide.

For additional information about the company, please visit www.zailaboratory.com or follow us on Linkedin at
https://www.linkedin.com/company/zai-lab/mycompany/ and Twitter at www.twitter.com/ZaiLab_Global.

Turning Point Therapeutics Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Turning Point Therapeutics’ drug candidates repotrectinib and TPX-0022, the results, conduct, progress and timing of Turning Point Therapeutics’ SHIELD-1 clinical study of TPX-0022, including the potential to advance the development of TPX-0022 in Greater China, the potential to further expand the relationship with Zai Lab and the potential to receive milestone and royalty payments from Zai Lab. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Turning Point Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Turning Point Therapeutics’ business in general, risks and uncertainties related to the impact of the COVID-19 pandemic to Turning Point’s business and the other risks described in Turning Point Therapeutics’ filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Zai Lab Forward Looking Statements

This press release contains statements about future expectations, plans and prospects for Zai Lab, including, without limitation, statements regarding the prospects of and plans for commercializing repotrectinib and TPX-0022 in Greater China. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on Zai Lab’s expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) Zai Lab’s ability to obtain additional future funding, (2) Zai Lab’s results of clinical and pre-clinical development of its drug candidates, (3) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of Zai Lab’s drug candidates, (4) Zai Lab’s ability to generate revenue from its drug candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on general economic, regulatory and political conditions and (6) other factors discussed in Zai Lab’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed on April 29, 2020, and its other filings with the Securities and Exchange Commission. Zai Lab anticipates that subsequent events and developments will cause Zai Lab’s expectations and assumptions to change and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing Zai Lab’s views as of any date subsequent to the date of this press release.

For more information, please contact:

CONTACTS:

Turning Point Therapeutics

Jim Mazzola

Senior Vice President, Communication and Investor Relations

858-342-8272

jim.mazzola@tptherapeutics.com

Zai Lab

Billy Cho

CFO

+86 137 6151 2501

billy.cho@zailaboratory.com

Media: Ryo Imai / Robert Flamm, Ph.D.

Burns McClellan, on behalf of Zai Lab

212-213-0006 ext. 315 / 364

rimai@burnsmc.com / rflamm@burnsmc.com

Investors: Mike Zanoni

Endurance Advisors, on behalf of Zai Lab

610-442-8570

mzanoni@enduranceadvisors.com

3